(ORLANDO, FLORIDA)


CONSENT OF MOORE STEPHENS LOVELACE, P.A., INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Leapfrog Smart Products, Inc. and Subsidiaries as of December 31, 1999 and for the year then ended, dated March 31, 2000; included in amendment number two to the Registration Statement filed on Form SB-1, of Leapfrog Smart Products, Inc. dated on or about July 3, 2000.


/s/ Moore Stephens Lovelace, P.A.
Orlando, Florida
July 3, 2000